UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 4, 2010

PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Delaware	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

147 Keystone Drive, Montgomeryville, Pennsylvania	18936
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                      Regulation FD Disclosure.

On May 4, 2010, PhotoMedex, Inc. (the “Company”) issued a press release announcing the pricing of the offering of the Shares (as defined below).  The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.                      Other Events.

On May 4, 2010, the Company entered into an Underwriting Agreement with Ladenburg Thalmann & Co. Inc., as representative for the underwriters (the “Underwriting Agreement”).  The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the underwriters, of 500,000 shares of the Company’s common stock (the “Firm Shares”).  The Firm Shares will be sold to the public at a price of $6.00 per share (the “Offering”).  The Company also granted the underwriters an option to purchase up to 75,000 additional shares of the Company’s common stock (collectively with the Firm Shares, the “Shares”) to cover over-allotments, if any.  The sale of the Firm Shares will result in net proceeds to the Company, after underwriting commissions and expenses relating to the Offering, of approximately $1,800,000.  The Shares being offered by the Company in the Offering were registered under the Securities Act pursuant to a registration statement on Form S-1 (File No. 333-164089), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 3, 2010, and a registration statement on Form S-1 (File No. 333-166493), which became effective upon filing with the SEC on May 4, 2010.  The Company expects to consummate the sale of the Firm Shares to the underwriters, subject to the closing conditions specified in the Underwriting Agreement, on May 7, 2010.  At the closing of the Offering, the Company will issue to the underwriters warrants to purchase an aggregate of 25,000 shares of the Company’s common stock for an initial exercise price of $7.50 per share.

The foregoing is a summary description of certain terms of the Underwriting Agreement and, by its nature, is incomplete.  It is qualified in its entirety by the text of the Underwriting Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.  All readers are encouraged to read the entire text of the Underwriting Agreement.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 4, 2010, between PhotoMedex, Inc. and Ladenburg Thalmann & Co. Inc.
99.1	Press Release of the Company, dated May 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: May 4, 2010	By: /s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 4, 2010, between PhotoMedex, Inc. and Ladenburg Thalmann & Co. Inc.
99.1	Press Release of the Company, dated May 4, 2010.